POWER OF ATTORNEY

We, the undersigned directors of Questar Corporation, hereby severally constitute Kevin W. Hadlock and Colleen L. Bell, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2015 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2015 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Ronald W. Jibson	Chairman, President and Chief Executive Officer
Ronald W. Jibson	Director	February 16, 2016

/s/ Teresa Beck	Director
Teresa Beck		February 16, 2016

/s/ Laurence M. Downes	Director
Laurence M. Downes		February 16, 2016

/s/ Christopher A. Helms	Director
Christopher A. Helms		February 16, 2016

/s/ James. T. McManus II	Director
James T. McManus II		February 16, 2016

/s/ Rebecca Ranich	Director
Rebecca Ranich		February 16, 2016

/s/ Harris H. Simmons	Director
Harris H. Simmons		February 16, 2016

/s/ Bruce A. Williamson	Director
Bruce A. Williamson		February 16, 2016